Exhibit 10.6A
CHS ANNUAL VARIABLE PAY PLAN
APPENDIX, PLAN DETAILS - FISCAL 2018

COMPANY RETURN ON INVESTED CAPITAL (ROIC) and RETURN ON ASSET (ROA) GOALS

Performance Targets	CHS ROIC	CHS ROA	Description	Award as % of Target
Maximum	5.7%	6.0%	Maximum Performance Goal	200%
Target	4.7%	5.1%	Targeted Performance Goal	100%
Threshold	3.7%	4.3%	Minimum Performance Goal	50%

RETURN ON INVESTED CAPITAL (ROIC) EXPLANATION
ROIC is a measurement of how efficiently the company uses its capital and the level of returns on that capital, and is calculated by dividing net operating profit after tax by funded debt plus equity. Details on the ROIC calculation, goal determination and 2018 goals can be answered by the finance contact for your group.

ROIC=	Net Operating Profit After Tax
*Funded Debt + Equity

*Funded Debt is the average of the funded debt at each of the beginning of and the end of the fiscal year, and Equity is the equity at the beginning of the fiscal year.

RETURN ON ASSETS (ROA) EXPLANATIONRETURN ON ASSETS (ROA) EXPLANATION
ROA is a measurement of how well a company uses its assets to generate earnings and maximizes returns on owner equity and company assets, and is calculated by dividing operating income by total assets minus working capital liabilities. Details on the ROA calculation, goal determination and 2018 goals can be answered by the finance contact for your group.

ROA=	Operating Income
*Net Assets

* Net Assets are total assets minus working capital liabilities (current liabilities related to the Business Unit business activities excluding financing (payables, accruals, derivatives, liabilities, advances, etc.)) and is measured as of the beginning of the fiscal year.

AWARD OPPORTUNITY EXAMPLESAWARD OPPORTUNITY EXAMPLES
The example below illustrates threshold, target, and maximum award opportunities for an employee with a pay basis of $70,000 and a target award potential of 5%.

Performance Targets	Award Opportunity as % of Base Pay	Award Opportunity Calculation	Award Opportunity Amount
Maximum	10.0%	$70,000 x 10.0%	$7,000
Target	5.0%	$70,000 x 5.0%	$3,500
Threshold	2.5%	$70,000 x 2.5%	$1,750

Compensation earned will be mathematically interpolated when performance results occur between the three Performance Levels.

AWARD CALCULATION EXAMPLESARD CALCULATION EXAMPLES
The following is an example of an annual variable pay compensation calculation for an employee who is a Business Unit participant with a $70,000 pay basis and a target award potential of 5.0% ($3,500).

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROIC	10%	$350	X	90%	=	$315
Business Unit ROA	60%	$2,100	X	100%	=	$2,100
Individual Performance	30%	$1,050	X	170%	=	$1,785
Totals	100%	$3,500				$4,200

The following is an example of an annual variable pay compensation calculation for an employee who is a Corporate participant with a $70,000 pay basis and a target award potential of 5.0% ($3,500).

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROIC	60%	$2,100	X	90%	=	$1,890
Enterprise ROA	10%	$350	X	100%	=	$350
Individual Performance	30%	$1,050	X	170%	=	$1,785
Totals	100%	$3,500				$4,025

In the following example, the CHS ROIC threshold goal required to trigger all components of the Plan is not met. The business unit achieves 110% of its ROA target and only the earned business unit award is paid. No compensation is earned for the CHS ROIC and individual performance components of the award.

The earned award calculation is for an employee who is a Business Unit participant with a $70,000 pay basis and a target award potential of 5.0% ($3,500).

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROIC	10%	$350	X	0%	=	$0
Business Unit ROA	60%	$2,100	X	110%	=	$2,310
Individual Performance	30%	$1,050	X	0%	=	$0
Totals	100%	$3,500				$2,310